DEAN HELLER
Secretary of State                          Certificate of
                                             Correction
101 North Carson Street, Suite 3     (Pursuant to NRS 78.0295 and
Carson City, Nevada  89701-4786                 80.007)
(775) 684-5708

                   Certificate of Correction
              (Pursuant to NRS 78.0295 and 80.007)

                                   FILED # C27693-98
                                    April 04  2000
                                   BY THE OFFICE OF
                            DEAN HELLER, SECRETARY OF STATE

1.	The name of the corporation for which correction is being
made:  Northern Ostrich Corp.

2.	Description of the original document for which correction
is being made: Articles of Incorporation

3.	Filing date of the original document:  30-Nov-1998

4.	Description of the incorrect statement and the reason it
is incorrect or the manner in which the execution or other formal authentication was defective: Article (4) of Articles of Incorporation stated "auhorized common stock of 25,000 shares without par value". This was improperly set up by the Incorporating company at the time of registration.

5.	Correction of the incorrect statement or defective execution or authentication: "That the total number of common stock authorized that may be issued by the corporation is One hundred million (100,000,000) shares of stock with a par value of $.001 per share."

6.	Signature:

	/s/ Manfred Schultz, President            Dated: April 3, 2000








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                   F   I   L  E  D
                 IN THE OFFICE OF THE
           SECRETARY OF THE STATE OF THE
                   STATE OF NEVADA
                   NOV. 30,1998
                  No.  C27693-98
       /s / DEAN HELLER, SECRETARY OF STATE



              ARTICLES OF INCORPORATION
                         OF
               NORTHERN OSTRICH CORP.


		FIRST.  The name of the corporation is:

          NORTHERN OSTRICH CORP.

		SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada
89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that his Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors, Stockholders, outside the State of Nevada as well as within the State of Nevada

		THIRD. The objects for which this Corporation is formed are: To engage in lawful activity, including, but not limited to the following:

(A)	Shall have such rights, privileges and powers as may be
conferred upon corporations by any existing law.

(B)	May at any time exercise such rights, privileges and
powers, when not inconsistent with the purposes and objects for which this corporation is organized.


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(C)	Shall have power to have succession by its corporate name
for the period limited in its certificate or articles of incorporation, and when no period is limited perpetually, or until dissolved and its affairs wound up according to law.

(D)	Shall have power to sue and be sued in any court of law or
equity.

(E)   Shall have power to make contracts.

(F)	Shall have power to hold, purchase and convey real and
personal estate and to mortgage or leave any such real and personal estate value with its franchises. The power to hold real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by device or bequest in the State of Nevada, or in any other state, territory or country.

(G)	Shall have power to appoint such officers and agents as the
affairs of the corporation shall require, and to allow them suitable compensation.

(H) 	Shall have power to make By-Laws not inconsistent with the
constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I)	Shall have power to wind up and dissolve itself, or be
wound up or dissolved.

(J)	Shall have power to adopt and use a common seal or stamp,
and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

(K) 	Shall have power to borrow money and contract debts when
necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises,

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or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) 	Shall have power to guarantee, purchase, hold, sell,
assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, lowers and privileges of ownership, including the right to vote, if any.

(M)	Shall have power to purchase, hold, sell and transfer
shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property or fund.

(N)	Shall have power to conduct business, have one or more
offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(O)	Shall have power to do all and everything necessary and
proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the

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objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

(P)	Shall have power to make donations for the public welfare
or for charitable, scientific or educational purposes.

(Q) 	Shall have power to enter into partnerships, general or
limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

	FOURTH.   That the total number of common stock authorized
that may be issued by the Corporation is TWENTY FIVE THOUSAND (25,000) shares of stock without nominal par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

	FIFTH.	The governing board of this corporation sha11
be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1). The name and post office address of the first board of Directors sha11 be one (1) in number and listed as follows:

	NAME			      	POST OFFICE ADDRESS
Brent Buscay			2533 North Carson Street
          					Carson City, Nevada 89706

	SIXTH.	The capital stock, after the amount of the
subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

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	SEVENTH.	The name and post office address of the
Incorporator signing the Articles of Incorporation is as follows:

	NAME				     POST OFFICE ADDRESS
Brent Buscay  2533 North Carson Street
					         Carson City, Nevada 89706

	EIGHTH.	The resident agent for this corporation shall
be:
                LAUGHLIN ASSOCIATES, INC.
The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:
                2533 North Carson Street,
                Carson City, Nevada 89706

	NINTH.	The corporation is to have perpetual existence.

	TENTH.	In furtherance and not in limitation of the
powers conferred by statute, the Board of Directors is expressly authorized:

	Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

	To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

      By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation,

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which, to the extent provided in the resolution, or in the By-
Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

	When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

		ELEVENTH.		No shareholder shall be entitled as
a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

		TWELFTH.		No director or officer of the
Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve

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intentional misconduct, fraud or a knowing violation of law, or
(ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

		THIRTEENTH.	This Corporation reserves the right to
amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.














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	I, THE UNDERSIGNED, being the Incorporator hereinbefore
named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this November 30, 1998.

					/s/  Brent Buscay

STATE OF NEVADA	)
             			)  SS:
CARSON CITY		   )

On this November 30, 1998 in Carson City , Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared: Brent Buscay, known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

			/s/	Terri L Cohetto, Notary Public

                  Appt. Recorded in CARSON CITY
			No. 98-0922-3  My Appt. Exp. - Feb. 18, 2002

I, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation.

November 30. 1998 	/s/ Vice President, Laughlin Associates




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